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                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 27, 1999 on the consolidated financial statements of RailTex, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 and to all references to our Firm included in this registration statement.



                                             Arthur Andersen LLP


San Antonio, Texas

February 4, 2000